UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During the week of June 20, 2016, Loton, Corp (the “Company”) was informed through emails by the employees of Mint Group Holdings Limited (“Mint Group”) and Mr. Oliver Bengough, the Executive Director of Obar Camden Limited, a contracted service provider to a nightclub and live music venue “KOKO” in Camden, London (“KOKO”) owned by KoKo (UK) Holding Limited (an indirect wholly owned subsidiary of the Company) (“KoKo UK”), that KOKO has lost a material customer, one of UK’s leading independent concert and event promoters. At this point the Company is unable to determine how much revenue has been or will be lost as a result of the loss of such customer. The Company has continuously requested such information from Mr. Bengough and the employees of Mint Group. Mr. Bengough and the employees of Mint Group have refused to respond with details or facts or provide any proof of the loss of such customer or information about any other customer losses, and Mr. Bengough instructed the Company to contact his representatives with respect to the Company’s request, which have not responded. The Company is working with its advisors to determine the exact financial impact of the loss of this customer on KOKO and KoKo UK and resulting financial impact on the Company, as well as to confirm the accuracy of such emails.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP.

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: June 30, 2016